Exhibit 99.1

Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2008 FOURTH QUARTER AND FULL YEAR

Melville, New York – September 17, 2008 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2008. Net sales, operating income, EBITDA, net income and diluted earnings per share for the full year reached record levels.

Net sales for the fourth quarter of fiscal 2008 were $126.5 million compared to $117.8 million for the fourth quarter of fiscal 2007, reflecting significant growth in both the telecommunications transmission and RF microwave amplifiers segments, partially offset by lower sales in the mobile data communications segment.

GAAP net income was $17.0 million, or $0.61 per diluted share, for the three months ended July 31, 2008 compared to $17.1 million, or $0.63 per diluted share, for the three months ended July 31, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $18.8 million, or $0.67 per diluted share, for the three months ended July 31, 2008 as compared to Non-GAAP net income of $18.5 million, or $0.67 per diluted share, for the three months ended July 31, 2007. The GAAP and Non-GAAP results for the three months ended July 31, 2007, include a favorable cumulative gross profit adjustment, which resulted in an increase to operating income of $5.3 million.

Net sales for the twelve months ended July 31, 2008 were $531.6 million, compared to $445.7 million for the twelve months ended July 31, 2007. GAAP net income was $76.4 million, or $2.76 per diluted share, for the twelve months ended July 31, 2008 compared to $65.2 million, or $2.42 per diluted share, for the twelve months ended July 31, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $83.4 million, or $2.98 per diluted share, for the twelve months ended July 31, 2008 as compared to Non-GAAP net income of $70.2 million, or $2.57 per diluted share, for the twelve months ended July 31, 2007.

In commenting on the Company's performance during the fourth quarter of fiscal 2008, Fred Kornberg, President and Chief Executive Officer, noted, "The fourth quarter was an outstanding finish to another record year for Comtech. The acquisition of Radyne Corporation closed on August 1, 2008 and the execution of our integration and restructuring plans is well underway. We continue to see strong demand for our products in all three of our business segments and we believe that fiscal 2009 will be another record year for Comtech, on both the top and bottom line."

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Selected Fiscal 2008 Fourth Quarter and Fiscal 2008 Full Year Financial Metrics and Other Items

•
At July 31, 2008, we had $410.1 million of unrestricted cash and cash equivalents on hand. On August 1, 2008 (the beginning of our fiscal year 2009), and as more fully described in our Form 10-K filed earlier today, we purchased Radyne Corporation using a portion of our existing cash and cash equivalents for a preliminary aggregate purchase price of approximately $231.7 million (including estimated transaction costs and payments made for outstanding share-based stock awards).

•
Bookings for the three and twelve months ended July 31, 2008 were $141.7 million and $603.7 million, respectively, compared to $93.8 million and $388.7 million for the three and twelve months ended July 31, 2007, respectively. Backlog as of July 31, 2008 was $201.1 million compared to $185.9 million as of April 30, 2008 and $129.0 million as of July 31, 2007.

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $30.6 million and $128.3 million for the three and twelve months ended July 31, 2008, respectively, versus $27.2 million and $102.5 million for the three and twelve months ended July 31, 2007, respectively.

•
Cash provided by operating activities for fiscal 2008 was $77.8 million compared to $89.2 million for fiscal 2007. The decrease in cash provided by operating activities was driven by an increase in working capital requirements associated with the significant increase in sales activity in our mobile data communications and RF microwave amplifiers segments.

•
Interest income was $2.4 million for the three months ended July 31, 2008 as compared to $4.3 million for the three months ended July 31, 2007. The decrease in interest income was due to the significant year-over-year decline in interest rates partially offset by an increase in investable cash.

•
In our mobile data communications segment, for the three months ended July 31, 2007, we finalized the total contract costs on our original MTS contract, which resulted in an increase to gross profit and operating income of $6.1 million and $5.3 million, respectively.

•
Our effective tax rate was 36.3% and 34.5% in the fourth quarter of fiscal 2008 and fiscal 2007, respectively. Our effective tax rate for the fourth quarter and full fiscal year 2008, excluding certain adjustments which are more fully described in our Form 10-K filed earlier today, approximated 35.3%.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 18, 2008. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-1115. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Fiscal year ended July 31,
	2008	2007	2008	2007

Net sales	$126,474,000	117,814,000	531,627,000	445,684,000
Cost of sales	68,869,000	65,319,000	296,687,000	252,389,000
Gross profit	57,605,000	52,495,000	234,940,000	193,295,000

Expenses:
Selling, general and administrative	22,232,000	19,842,000	85,967,000	73,312,000
Research and development	10,039,000	9,646,000	40,472,000	32,469,000
Amortization of intangibles	464,000	564,000	1,710,000	2,592,000
	32,735,000	30,052,000	128,149,000	108,373,000

Operating income	24,870,000	22,443,000	106,791,000	84,922,000

Other expense (income):
Interest expense	668,000	679,000	2,683,000	2,731,000
Interest income and other	(2,443,000)	(4,303,000)	(14,065,000)	(14,208,000)

Income before provision for income taxes	26,645,000	26,067,000	118,173,000	96,399,000
Provision for income taxes	9,680,000	8,980,000	41,740,000	31,186,000
Net income	$16,965,000	17,087,000	76,433,000	65,213,000

Net income per share:
Basic	$0.70	0.73	3.17	2.81
Diluted	$0.61	0.63	2.76	2.42

Weighted average number of common shares outstanding – basic	24,306,000	23,508,000	24,138,000	23,178,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,381,000	27,979,000	28,278,000	27,603,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets

	July 31,
	2008	2007
Assets	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$410,067,000	342,903,000
Accounts receivable, net	70,040,000	73,585,000
Inventories, net	85,966,000	61,987,000
Prepaid expenses and other current assets	5,891,000	6,734,000
Deferred tax asset – current	10,026,000	9,380,000
Total current assets	581,990,000	494,589,000

Property, plant and equipment, net	34,269,000	29,282,000
Goodwill	24,363,000	24,387,000
Intangibles with finite lives, net	7,505,000	5,717,000
Deferred financing costs, net	1,357,000	1,903,000
Other assets, net	3,636,000	464,000
Total assets	$653,120,000	556,342,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,423,000	26,137,000
Accrued expenses and other current liabilities	49,671,000	47,332,000
Customer advances and deposits	15,287,000	20,056,000
Current installments of other obligations	108,000	135,000
Interest payable	1,050,000	1,050,000
Income taxes payable	-	2,796,000
Total current liabilities	97,539,000	97,506,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	-	108,000
Income taxes payable – non-current	1,909,000	-
Deferred tax liability – non-current	5,870,000	7,960,000
Total liabilities	210,318,000	210,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 24,600,166 shares and 24,016,329 shares at July 31, 2008 and 2007, respectively	2,460,000	2,402,000
Additional paid-in capital	186,246,000	165,703,000
Retained earnings	254,281,000	177,848,000
	442,987,000	345,953,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	442,802,000	345,768,000
Total liabilities and stockholders’ equity	$653,120,000	556,342,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended July 31,		Fiscal year Ended July 31,
	2008	2007	2008	2007
Reconciliation of Non-GAAP Net Income to GAAP Net Income(1):
Non-GAAP net income	$18,798,000	18,455,000	83,425,000	70,220,000
Amortization of stock-based compensation	(2,790,000)	(2,108,000)	(10,640,000)	(7,401,000)
Tax effect of stock-based compensation expense	957,000	740,000	3,648,000	2,394,000
GAAP net income	$16,965,000	17,087,000	76,433,000	65,213,000

Reconciliation of Non-GAAP Diluted Earnings Per Share to GAAP Diluted Earnings Per Share(1),(2):
Non-GAAP diluted earnings per share	$0.67	0.67	2.98	2.57
Amortization of stock-based compensation	(0.09)	(0.06)	(0.34)	(0.22)
Tax effect of stock-based compensation expense	0.03	0.02	0.12	0.07
GAAP diluted earnings per share	$0.61	0.63	2.76	2.42

Reconciliation of GAAP Net Income to EBITDA(3):
GAAP net income	$16,965,000	17,087,000	76,433,000	65,213,000
Income taxes	9,680,000	8,980,000	41,740,000	31,186,000
Net interest income and other	(1,775,000)	(3,624,000)	(11,382,000)	(11,477,000)
Amortization of stock-based compensation	2,790,000	2,108,000	10,640,000	7,401,000
Depreciation and amortization	2,922,000	2,641,000	10,906,000	10,128,000
EBITDA	$30,582,000	27,192,000	128,337,000	102,451,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results.  The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)	Earnings per share information for the full fiscal year may not equal the total of the quarters within the year as a result of rounding.

(3)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation.  EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements.  The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts.  The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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